Execution Version

Exhibit 4.1

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of June 16, 2020 (“Effective Date”), is by and among LSC Communications, Inc., a Delaware corporation having its principal office at 191 N. Wacker Drive, Chicago, Illinois 60606 (the “Company”), the Subsidiary Guarantors party hereto, Wilmington Trust, National Association, a national banking association, having offices at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402 (the “Successor Trustee”), and Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America having a corporate trust office at 150 East 42nd Street, 40th Floor, New York, NY 10017 (the “Resigning Trustee”).  Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, pursuant to an Indenture dated as of September 30, 2016, (as may be supplemented and amended from time to time, the “Indenture”), entered into by the Company, the Subsidiary Guarantors from time to time party thereto and the Resigning Trustee, the Company issued $450,000,000.00 aggregate principal amount of its 8.750% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, the Company appointed the Resigning Trustee as the Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture;

WHEREAS, there is presently issued and outstanding $450,000,000.00 in aggregate principal amount of Notes;

WHEREAS, pursuant to the direction and authorization granted by Holders to the Resigning Trustee under section 7.15 of the Indenture, the Resigning Trustee is party to that certain Intercreditor and Collateral Agency Agreement, dated as of September 30, 2016, among the Company, the other Grantors (as defined therein), the Resigning Trustee, as the Notes Collateral Agent, Bank of America, N.A., as the Credit Agreement Collateral Agent (as defined therein), and each additional collateral agent from time to time party thereto (the “Intercreditor Agreement”);

WHEREAS, the Resigning Trustee acts as Collateral Agent under the Notes Security Documents, which include the material Notes Security Documents listed on Exhibit A hereto (the “Material Security Documents”);

WHEREAS, on April 13, 2020 (the “Petition Date”), the Company and certain of its affiliates, including the Subsidiary Guarantors, filed voluntary petitions for relief under chapter 11 of title 11 of the Bankruptcy Code (the “Bankruptcy Filing”), 11 U.S.C. § 101 et seq., in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on April 15, 2020, the Bankruptcy Court ordered the bankruptcy cases to be jointly administered at Case No. 20-10950-SHL;

WHEREAS, Section 7.10(b) of the Indenture provides that the Trustee may at any time resign by giving 30 days’ written notice of such resignation to the Company, and the Company has agreed to waive and dispense with such notice requirement;

WHEREAS, Section 9.03 of the Intercreditor Agreement provides that any successor collateral agent appointed pursuant to the Indenture shall without further act succeed as Notes Collateral Agent (as defined therein) under the Intercreditor Agreement;

WHEREAS, the Resigning Trustee desires to resign as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture, and in its related roles under the other Notes Documents, and the Company desires to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture, and in its related roles under the other Notes Documents;

WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture, and the related roles under the other Notes Documents, as applicable;

WHEREAS, all parties hereto confirm that (i) the Indenture requires the Company to pay the Resigning Trustee for all services rendered by it under the Indenture and in connection with the Notes and to indemnify the Resigning Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder and the Indenture grants the Resigning Trustee liens prior to the Notes as security for the performance of the obligations of the Company under Section 7.07 of the Indenture (each a “Prior Lien”) and (ii) all of the rights and interests of the Resigning Trustee under Section 7.07 of the Indenture are continuing and shall survive the resignation of the Resigning Trustee;

WHEREAS, the Successor Trustee agrees that it will exercise its Prior Liens for the benefit of the Resigning Trustee to pay any and all amounts owed to the Resigning Trustee (in any and all capacities) under the Indenture and related documents and that all of the Resigning Trustee’s fees and expenses (in any and all capacities) arising out of or in connection with the Indenture and the Notes shall be paid pari passu with the Successor Trustee (in any and all capacities), in connection with any and all funds it receives or any distribution that it makes under the Indenture;

NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee.  The Resigning Trustee hereby resigns as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and in its related roles under the other Notes Documents.  The Company and the Subsidiary Guarantors hereby accept the resignation of the Resigning Trustee as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and in its related roles under the other Notes Documents.  The Company and the Subsidiary Guarantors hereby appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and in its related roles under the other Notes Documents.  The Company and the Subsidiary Guarantors hereby acknowledge that, as of the Effective Date, the Successor Trustee shall hold all rights, powers, trusts, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture and the other Notes Documents as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent and in its related roles thereunder.  The Company and the Subsidiary Guarantors shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, trusts, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

2.Company’s and Subsidiary Guarantors’ Representations, Warranties and Covenants.  Each of the Company and the Subsidiary Guarantors represents, warrants and covenants to the Successor Trustee as of the Effective Date that:

a.	It is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated.

b.

As debtor in possession in chapter 11 bankruptcy proceedings pending in the Southern District of New York, it has full power, authority, and right to execute, deliver and perform this Instrument and this Instrument constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

c.	The Notes Documents were validly and lawfully executed and delivered by the Company and the Subsidiary Guarantors and are in full force and effect.

d.	The current outstanding aggregate principal amount of the Notes is $450,000,000.00.

e.

Other than in connection with the Bankruptcy Filing, there is no action, suit or proceeding pending or, to the best of the Company’s or the Subsidiary Guarantor’s knowledge, threatened against the Company or Subsidiary Guarantors before any court or any governmental authority arising out of any act or omission of the Company or Subsidiary Guarantors under the Indenture or the other Notes Documents.

f.	As of the Petition Date, no event had occurred and was continuing which was, or after notice or lapse of time would become, an Event of Default under the Indenture, except for the Bankruptcy Filing.

g.

The Company has, by a Board Resolution which is in full force and effect on the date hereof, authorized the undersigned officers of the Company to:  (a) accept Resigning Trustee’s resignation as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and in its related roles under the other Notes Documents; (b) appoint Successor Trustee as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and the related roles under the other Notes Documents; and (c) execute and deliver such documents, including, without limitation, this Instrument and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and the related roles under the other Notes Documents.

h.

All conditions precedent relating to the appointment of the Successor Trustee as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and the related roles under the other Notes Documents, have been complied with by the Company and Subsidiary Guarantors, and such appointment is permitted by the Indenture and the other Notes Documents.

i.

The list of Material Security Documents set forth on Exhibit A hereto is a true, correct, and complete list of all material Notes Security Documents, and there are no other material Notes Security Documents except those set forth on Exhibit A hereto.  Except as set forth on Exhibit A hereto, the Material Security Documents have not been amended or supplemented and remain in full force and effect.  The Company and the Subsidiary Guarantors have delivered true and correct copies of all Material Security Documents to the Successor Trustee.

j.

Reasonably promptly and no later than forty-five (45) calendar days after the Effective Date, (i) the Company and the Subsidiary Guarantors shall take, or cause to be taken, all actions and execute and deliver all such documents necessary to assign the Liens and security interests in and on all of the Collateral created by the Notes Security Documents from the Resigning Trustee to the Successor Trustee and to perfect the Liens and security interests in and on all such Collateral created by the Notes Security Documents (the “Assignment Actions”), and (ii) the Company, on behalf of itself and the Subsidiary Guarantors, shall deliver an executed Officers’ Certificate to the Resigning Trustee and Successor Trustee, in the form attached as Exhibit B hereto or otherwise in form and substance satisfactory to the Resigning Trustee and Successor Trustee, certifying that all Assignment Actions have been completed.  Upon the date that all Assignment Actions have been completed (the “Assignment Completion Date”), the Subsidiary Guarantors hereby authorize the Company to deliver the Officers’ Certificate as set forth in this clause (i).

k.	The Indenture (as supplemented and/or amended from time to time) remains in full force and effect.

3.Resigning Trustee Representations and Warranties.  The Resigning Trustee hereby represents and warrants to the Successor Trustee as of the Effective Date that:

a.

It has full power, authority, and right to execute, deliver and perform this Instrument and this Instrument constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

b.

To the best of the knowledge of the Responsible Officer of the Resigning Trustee, no covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the holders of the percentage in aggregate principal amount of Notes required by the Indenture to effect any such waiver.

c.

To the best of the knowledge of the Responsible Officer of the Resigning Trustee, there is no action, suit, or proceeding pending, or threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent or Collateral Agent under the Indenture or any related roles under the other Notes Documents.

d.

Each person who so authenticated the Notes was duly elected, qualified  and acting as an officer of the Resigning Trustee and empowered to authenticate the Notes at the times of such authentication and the  signature of such  person  or persons appearing on such Notes is each such person’s genuine signature.

e.	As of the Effective Date, the Resigning Trustee shall hold no money or property with respect to the Notes under the Indenture.

f.

To the best of the knowledge of the Resigning Trustee’s Responsible Officers, the Resigning Trustee has lawfully discharged its duties as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent or Collateral Agent under the Indenture and in its related roles under the other Notes Documents.

g.

The Resigning Trustee shall deliver to Successor Trustee, on or immediately after the Effective Date, (i) all of the items listed on Exhibit C hereto, and (ii) all possessory Collateral listed on Exhibit D hereto.

h.	The Resigning Trustee certifies that $450,000,000.00 in principal amount of Notes is outstanding and interest due on the Notes has been paid to October 15, 2019.

i.

The Indenture and the other Notes Documents to which the Resigning Trustee are a party were validly and lawfully executed and delivered by the Resigning Trustee and the Indenture (as supplemented and/or amended from time to time) remains in full force and effect.

4.Successor Trustee Representations, Warranties and Covenants.  The Successor Trustee represents, warrants and covenants to the Resigning Trustee and the Company as of the Effective Date that:

a.	The Successor Trustee is eligible to serve as Trustee under Section 7.09 of the Indenture.

b.

It has full power, authority, and right to execute, deliver and perform this Instrument and this Instrument constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

c.

Successor Trustee hereby agrees that it will exercise its Prior Liens for the benefit of the Resigning Trustee to pay any and all amounts owed to the Resigning Trustee (in any and all capacities) under the Indenture and related documents and that all of the Resigning Trustee’s fees and expenses (in any and all capacities) arising out of or in connection with the Indenture and the Notes shall be paid pari passu with the Successor Trustee (in any and all capacities), in connection with any and all funds it receives or any distribution that it makes under the Indenture.

5.Assignment by Resigning Trustee.

a.Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture, and each of its related roles under the other Notes Documents, all rights, powers, trusts, duties and obligations which the Resigning Trustee now holds under and by virtue of the Notes Documents and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Notes Documents.

b.Effective as of the Effective Date, the Resigning Trustee hereby assigns to the Successor Trustee, each of the Liens and security interests granted to the Resigning

Trustee under the Notes Security Documents (together with any claims, awards, and judgments, if any, in favor of the Resigning Trustee in connection with the Notes Security Documents) and the Successor Trustee hereby assumes all such Liens and security interests, for its benefit and for the ratable benefit of all other Secured Parties under the Notes Security Documents.  The Resigning Trustee, the Company and the Subsidiary Guarantors hereby authorize the Company and the Subsidiary Guarantors (and to the extent required, the Successor Trustee) to file and/or record assignments and/or amendments with respect to UCC financing statements, mortgages and deeds of trust, filings in the United States Patent and Trademark Office, the United States Copyright Office and similar offices in other jurisdictions, and other filings in respect of the Collateral as may be necessary or as the Successor Trustee, the Company or the Subsidiary Guarantors may in their reasonable judgment deem necessary to evidence the Successor Trustee’s succession as “Collateral Agent” or “Collateral Trustee” under the Notes Documents.

c.In the event that, after the Effective Date, the Resigning Trustee receives any principal, interest or other amount explicitly owing to any Holder or the Successor Trustee under the Indenture or any other Notes Documents, the Resigning Trustee agrees that such amounts shall be held in trust for such Holders or the Successor Trustee, as applicable, and the Resigning Trustee shall promptly return without setoff or counterclaim such payment (other than as provided under the Indenture) to the Successor Trustee for payment to the Person entitled thereto.

d.This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture.  The Company acknowledges its obligation set forth in Section 7.07 of the Indenture to indemnify the Resigning Trustee for, and to hold the Resigning Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).

6.Acceptance by Successor Trustee.

a.The Successor Trustee accepts its appointment as Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and the related roles under the other Notes Documents, and shall assume said rights, powers, trusts, duties and obligations upon the terms and conditions set forth in the Notes Documents.  References in the Indenture to the “Corporate Trust Office” or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

b.Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto as Exhibit E, to be sent to the Company and each Holder of the Notes.

c.The Successor Trustee shall have no liability or responsibility under or related to the Indenture or the other Notes Documents for any period prior to the Effective Date or for any act or omission of the Resigning Trustee or any of its agents, under or related to the Indenture or the other Notes Documents.  For the avoidance of doubt, nothing herein shall affect the rights, privileges, indemnities, exculpations, immunities, and other protections of the Trustee, Registrar, Custodian, Paying Agent, Transfer Agent and Collateral Agent under the Indenture and the related roles under the other Notes Documents, which shall remain in full force and effect for the benefit of the Successor Trustee.

7.Additional Documentation.  The Resigning Trustee, the Company and the Subsidiary Guarantors, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, duties and obligations hereby assigned, transferred, delivered and conveyed, agree, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver, at the Company’s expense, such further instruments of conveyance and further assurance, and to do such other things as may reasonably be required by the Successor Trustee to effect or evidence (of public record or otherwise) the succession and the assignment of Liens herein contemplated; provided, that any document, instrument or agreement, including, without limitation, the assignments and/or amendments to the filings in respect of the Collateral referred to in Sections 2 and 5 hereto, to be furnished or executed by, or any other action to be taken by the Resigning Trustee shall be reasonably satisfactory to it. Without limiting the foregoing, the Company and the Subsidiary Guarantors agree to promptly deliver, or cause to be delivered (in accordance with the time period set forth in Section 2), (i) true copies of all title insurance policies and endorsements thereto issued to the Resigning Trustee with respect to each Mortgaged Property; and (ii) insurance certificates and endorsements to the Successor Trustee, naming the Successor Trustee as loss payee or additional insured, as appropriate, in respect of all insurance policies required to be maintained pursuant to the Notes Documents.

8.Privileged Information.  It is the intention and understanding of the Resigning Trustee and the Successor Trustee that any exchange of information under this Instrument that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”), whether before or after the Effective Date (i) shall not waive any applicable privilege, doctrine, or rule of protection from disclosure, (ii) shall not diminish the confidentiality of the Privileged Information and (iii) shall not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Trustee or the Successor Trustee.

9.Choice of Laws.  This Instrument shall be governed by the laws of the State of New York.

10.Amendments.   No amendment shall be made to this Instrument without the written consent of all parties hereto which may be provided in counterparts.

11.Counterparts.  This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original,

but all counterparts shall constitute but one Instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

12.Patriot Act.The Company and the Subsidiary Guarantors acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee.  The Company and the Subsidiary Guarantors agree that they will provide the Successor Trustee with such information as it may reasonably request in order for it to satisfy the requirements of the USA Patriot Act.

13.Notices.  All notices, whether faxed or mailed, will be deemed received in accordance with Section 13.01 of the Indenture to the following:

TO THE SUCCESSOR TRUSTEE:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402
Attention: Peter Finkel

Facsimile: (612) 217-5651

E-mail:  PFinkel@WilmingtonTrust.com

With a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Mark R. Somerstein

Facsimile: (646) 728-1663

Email:  mark.somerstein@ropesgray.com

TO THE RESIGNING TRUSTEE:

Wells Fargo Bank, National Association

600 S. 4th Street, 6th Floor

MAC N9300-061

Minneapolis, MN 55479

Attention: Thomas M. Korsman

Facsimile: (866) 680-1777

E-mail:  thomas.m.korsman@wellsfargo.com

TO THE COMPANY OR THE SUBSIDIARY GUARANTORS:

c/o LSC Communications, Inc.

191 N. Wacker Drive

Chicago, Illinois 60606

Attention: Suzanne S. Bettman

Facsimile: (312) 326-8594

E-mail:  sue.bettman@lsccom.com

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Robert W. Downes and S. Neal McKnight

Facsimile: (212) 291-9043

E-mail: downesr@sullcrom.com and mcknightn@sullcrom.com

14.Administrative Expense; Reservation of Rights.  The parties hereto acknowledge and agree that nothing in this Instrument shall elevate the status of any claim of the Resigning Trustee or the Successor Trustee as against the Company, the Subsidiary Guarantors or their bankruptcy estates to that of an administrative expense claim or priority claim as a result of the execution and delivery of this Instrument after the Petition Date, and all parties reserve all rights with respect to the allowance and payment of any claims under the Indenture, including the right of the Resigning Trustee or the Successor Trustee, as the case may be, to assert an administrative expense claim for compensation, reimbursement, expenses or indemnity under the Indenture.

15.Effectiveness.  This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the Effective Date, upon the execution and delivery hereof by each of the parties hereto; provided, that the resignation of the Resigning Trustee as Registrar, Custodian, Paying Agent and Transfer Agent and the appointment of Successor Trustee as Registrar, Custodian, Paying Agent and Transfer Agent under the Indenture shall be effective on the earlier to occur of (i) ten (10) Business Days after the Effective Date, and (ii) the date that the Depositary swings the position of Resigning Trustee to Successor Trustee.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Instrument as of the date first set forth above.

Wells Fargo Bank, National Association, as Resigning Trustee

By:  /s/ Ryan Thomas

Name:Ryan Thomas

   Title:  Vice President

IN WITNESS WHEREOF, the parties hereto have duly executed this Instrument as of the date first set forth above.

Wilmington Trust, National Association, as Successor Trustee

By:  /s/ Peter Finkel

Name:Peter Finkel

   Title:   Vice President

IN WITNESS WHEREOF, the parties hereto have duly executed this Instrument as of the date first set forth above.

LSC Communications, Inc., as Company

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

Courier Communications LLC

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

Courier Kendallville, Inc.

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

Courier New Media, Inc.

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

Dover Publications, Inc.

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

LSC Communications Logistics, LLC

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

LSC Communications MM LLC

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

LSC Communications US, LLC

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

LSC International Holdings, Inc.

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

National Publishing Company

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary

Publishers Press, LLC

By:  /s/ Suzanne S. Bettman

Name:Suzanne S. Bettman

   Title:  Secretary